UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2025

VENU HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Colorado	001-42422	82-0890721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1755 Telstar Drive, Suite 501
Colorado Springs, Colorado	80920
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (719) 895-5483

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.001 per share	VENU	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

To the extent required, the information set forth under Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

To the extent required, the information set forth under Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 26, 2025, Venu Holding Corporation (the “Company”) filed a Certificate of Designation, Preferences, and Rights of Series A 8.0% Cumulative Redeemable Convertible Preferred Stock (the “Certificate of Designation”) with the Colorado Secretary of State. The Certificate of Designation designates a series of the Company’s preferred stock to consist of 5,000,000 of Series A 8.0% Cumulative Redeemable Convertible Preferred Stock (the “Series A Preferred Stock”) and sets forth the rights, preferences, powers, and restrictions of the shares. The Company anticipates issuing shares of Series A Preferred Stock at one or more future dates in accordance with an offering conducted pursuant to Regulation A promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Each share of Series A Preferred Stock entitles the holder to receive an annual cumulative, non-compounding dividend at an annual rate of 8% of its “Stated Value” which is $15.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock payable in cash (the “Series A Dividends”). The Series A Dividends accrue, without interest and on a cumulative basis, and are payable quarterly in arrears on a date selected by the Company that is no later than 10 days following the end of each quarter.

Shares of Series A Preferred Stock issued after a Dividend Record Date only begin to accrue dividends on the first day of the next quarter. The “Dividend Record Date” is the 15th day of the 3rd month of the applicable quarter (or another date designated by the Company’s board of directors or an authorized officer that is not more than 30 nor less than 10 days prior to the applicable Series A Dividend payment date). Any Series A Dividend payable for a partial quarterly period is prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. For so long as any shares of Series A Preferred Stock are outstanding, no cash dividends will be paid or declared, nor shall any other distribution be made, on the Company’s common stock, par value $0.001 (the “Common Stock”) or any outstanding junior preferred stock, unless and until the same per-share cash dividend, plus any and all accrued but unpaid Series A Dividends (based on the number of shares of Common Stock that the Series A Preferred Stock are then convertible into) shall have been paid or declared and set apart on the Series A Preferred Stock.

The Series A Preferred Stock has no voting rights (except as required by Colorado law or the Company’s governing documents), unless dividends on the Series A Preferred Stock are in arrears for six or more consecutive or non-consecutive quarterly dividends, in which case the holders of the Series A Preferred Stock will be entitled to vote as a class for the election of one additional director to serve on the board of directors until all dividends that are owed and are in arrears have been paid.

Shares of Series A Preferred Stock rank senior to the Common Stock, pari passu to the Company’s Series B 4% Convertible Preferred Stock, and not less than pari passu to other preferred stock, if any (unless approved by the holders of a majority of the then outstanding Series A Preferred Stock), as to the payment of dividends and as to distribution of assets upon a liquidation, dissolution or winding up of the Company (a “Liquidity Event”). In the event the Company experiences a Liquidity Event and prior to any distribution of any of the assets or surplus funds of the Company to holders of Common Stock or any other series of preferred stock that is junior in priority to the Series A Preferred Stock, each holder of Series A Preferred Stock is entitled to receive an amount equal to the stated value of $15 per share of Series A Preferred Stock (which includes any accrued but unpaid dividends) up to the date of the Liquidity Event (the “Liquidation Preference”). Other than the Liquidation Preference, holders of Series A Preferred Stock will not receive any additional payments from the Company in connection with a Liquidity Event.

Each share of Series A Preferred Stock is convertible at the option of holders of the Series A Preferred Stock at any time and from time to time. into a number of shares of Common Stock determined by dividing the Stated Value by $15.00. The Company may elect to cause the shares of Series A Preferred Stock to be converted into shares of Common Stock in connection with a Change of Control (as defined in the Certificate of Designation) or if the last closing trade price for the Common Stock on the NYSE American LLC during twenty (20) trading days out of any thirty (30) consecutive trading day period has been at or above $20.00 per share (as adjusted for any stock splits, stock dividends, recapitalizations or similar events).

Beginning on the fifth anniversary of the initial closing of the offering of Series A Preferred Stock and continuing indefinitely thereafter, the Company has the right to redeem the outstanding shares of our Series A Preferred Stock at a price of $15.00 per share, plus an amount equal to all accrued and unpaid dividends. However, the Company does not have the right to redeem shares of Series A Preferred Stock if all accumulated accrued and unpaid dividends on have not been paid in cash, declared and set apart for payment in cash unless the redemption is made pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Preferred Stock.

The above description of the Certificate of Designation is qualified in its entirety by reference to the full text of the Certificate of Designation, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events

As previously disclosed, between February 28, 2025 and May 6, 2025, the Company issued a total of five convertible promissory notes in the aggregate principal amount of $18 million. On June 22, 2025 the holder of three of those convertible promissory notes having an aggregate principal amount of $15 million agreed to convert all amounts of principal and accrued interest owed under those three promissory notes into 1,542,367 shares of Common Stock. The shares were issued to the holder on June 24, 2025, and all amounts owed under the three convertible promissory notes were deemed satisfied in full. The Company and the holder agreed to effect the conversion of amounts owed at $10 per share instead of utilizing a conversion price based on the 10 consecutive trading days immediately prior to the date of conversion. The holder of the promissory notes that were converted is a current Company shareholder. The convertible promissory notes, and shares of Company common stock issued to satisfy interest and principal obligations there under we issued pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation, Preferences, and Rights of Series A 8.0% Cumulative Redeemable Convertible Preferred Stock
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENU HOLDING CORPORATION
(Registrant)

Dated: June 26, 2025	By:	/s/ J.W. Roth
J.W. Roth
Chief Executive Officer and Chairman